UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended Credit Facility
On November 21, 2017, we signed an amendment to renew our existing $20 million credit facility with TD Bank, N.A. ("TD Bank") that was due to expire on November 28, 2017.  The renewed credit facility (the "TD Bank Credit Facility") provides for a $20 million revolving credit line expiring on November 28, 2022.  The TD Bank Credit Facility contains substantially the same terms as the previous credit facility with TD Bank, except for the following: (1) increased the amount of revolving credit loans the Company may use to fund future cash dividends or treasury share buybacks to $12,500,000 from $10,000,000; and (2) reduced the fee on unused borrowings to 12.5 basis points from 15 basis points.  Borrowings under the TD Bank Credit Facility bear a floating rate of interest at the prime rate minus one-percent and are secured by a lien on all of our assets.  The TD Bank Credit Facility imposes certain quarterly financial covenants on us and restricts, among other things, our ability to incur additional indebtedness and the creation of other liens.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit	Description
99.1	Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement between TransAct and TD Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: November 22, 2017